December 31, 2006




U. S. Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549

Dear Sir/Madam:

	I hereby authorize Clinton R. Black, IV, Esquire and/or Steven A. Thomas, Esquire, and/or Lisa A. Olivieri,
Esquire to sign and file Form 4s with the U.S. Securities and Exchange Commission on my behalf.
This authorization shall be in effect until December 31, 2007.

				Very truly yours,

				/s/ David B. Amy

				David B. Amy